UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 22, 2004

Travel Hunt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	333-108690 (Commission File Number)	65-0972647 (IRS Employer ID No.)

3237 NE 10th Street. #2
Pompano Beach, Fl   33062
(Address of Principal Executive Offices)(Zip Code)

(561) 943-4868
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

7.     Financial Statements and Exhibits

(c)	Exhibits

Number	Exhibit

99.1	Press Release

9.     Regulation FD Disclosure

Travel Hunt Holdings, Inc. issued a news release today announcing that the Company has entered into a letter of intent to acquire one hundred percent (100%) of the ownership interest of Matrix Lodging, LLC for the issuance of shares of the Company's common stock to the Matrix Lodging, LLC members. Consummation of the transaction is subject to the satisfaction of certain conditions including the execution of definitive agreements and the completion of due diligence. No assurance can be given that this acquisition will be consummated.

Matrix Lodging is a Nevada company which is in the process of developing a chain of technology-rich, boutique luxury hotels situated in key commercial centers across the United States.

A copy of the news release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Travel Hunt Holdings.

By:   /s/    Nancy Reynolds

Nancy Reynolds
President

Date:   July 26, 2004